UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2019

REGENXBIO INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37553	47-1851754
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9600 Blackwell Road, Suite 210 Rockville, Maryland		20850
(Address of principal executive offices)		(Zip Code)

(240) 552-8181

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RGNX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 28, 2019, REGENXBIO Inc. (the “Company”) and DS400OWNER, LLC (the “Landlord”) entered into a First Amendment (the “Amendment”) to the Lease dated as of May 16, 2016, by and between 400 Madison Holdings, LLC, predecessor-in-interest to the Landlord, as landlord, and the Company, as tenant (the “Original Lease” and, as amended, the “Amended Lease”).

Pursuant to the Amended Lease, the Company will lease approximately 10,500 square feet of office space at 400 Madison Avenue, New York, New York from the Landlord, consisting of approximately 3,865 square feet of office space that had comprised the existing premises under the Original Lease (the “Existing Premises”) and an additional 6,635 square feet of office space that comprises the expansion premises under the Amendment (the “Expansion Premises”).

The term of the Original Lease had been set to expire on October 31, 2020. Pursuant to the Amendment, the term will be extended for an additional period to commence on November 1, 2020 and to expire seven years from the Expansion Premises Rent Commencement Date, as defined in the Amendment.

The base rent for the Expansion Premises under the Amended Lease, including electricity charges, will be $43,956.88 per month ($6.63 per square foot) for approximately the first year and will escalate thereafter as described in the Amendment. The base rent for the Existing Premises under the Amended Lease, including electricity charges, will be $25,605.63 per month ($6.63 per square foot) for the period from November 1, 2020 until the rent for the Expansion Premises first escalates and will escalate thereafter as described in the Amendment.

The foregoing descriptions of certain terms of the Original Lease, the Amendment and the Amended Lease do not purport to be complete and are qualified in their entirety by reference to the full text of the Original Lease and the Amendment, which are included as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Company previously announced in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 29, 2018 that its Board of Directors (the “Board”) had elected Alexandra Glucksmann, Ph.D., as a Class I director. On May 31, 2019, the Board, based upon the recommendation of its Nominating and Corporate Governance Committee, appointed Dr. Glucksmann as a member of its Compensation Committee.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its 2019 annual meeting of stockholders on May 31, 2019 (the “Annual Meeting”). The final voting results are set forth below. For more information on the proposals, see the Company’s definitive proxy statement on Schedule 14A filed with the SEC on April 11, 2019 (the “Proxy Statement”).

Proposal 1: By the following vote, the following three persons were elected to serve as Class I directors until the Company’s 2022 annual meeting of stockholders:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Daniel J. Abdun-Nabi	24,826,965	4,958,512	3,501,849
Allan M. Fox	23,136,033	6,649,444	3,501,849
Alexandra Glucksmann, Ph.D.	24,598,814	5,186,663	3,501,849

Proposal 2: By the following vote, the stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2019:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
33,231,046	35,235	21,045	0

Proposal 3: By the following vote, the stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Proxy Statement:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
29,409,042	342,027	34,408	3,501,849

Proposal 4: By the following vote, the stockholders voted, on an advisory basis, to hold future advisory votes on the Company’s executive compensation every year:

Every Year	Every Two Years	Every Three Years	Votes Abstaining	Broker Non-Votes
16,484,356	29,176	13,255,987	15,958	3,501,849

On May 31, 2019, in light of the outcome of the stockholder vote and after consideration of other relevant factors, the Board determined that an advisory vote on the Company’s executive compensation will be included in the Company’s proxy statement every year until the next stockholder vote on the frequency of such advisory votes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Lease dated May 16, 2016 between REGENXBIO Inc. and DS400OWNER, LLC, as successor-in-interest to 400 Madison Holdings, LLC.

10.2	First Amendment to Lease dated May 28, 2019 between REGENXBIO Inc. and DS400OWNER, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENXBIO INC.

Date: June 3, 2019	By:	/s/ Patrick J. Christmas II
Patrick J. Christmas II
Senior Vice President, General Counsel